ITEM 9.01 (a). Financial Statements of International Industrial Services, Inc. and Subsidiaries

Independent Auditors’ Report

The Board of Directors and Stockholders

International Industrial Services, Inc.:

We have audited the accompanying consolidated balance sheets of International Industrial Services, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit) and accumulated other comprehensive loss, and cash flows for the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Industrial Services, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and cash flows for the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that International Industrial Services, Inc. and subsidiaries will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company was unable to remain in compliance with its long-term debt agreements during 2003, and on December 31, 2003, International Industrial Services, Inc. and its U.S.-domiciled subsidiary filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of Texas. These events raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in notes 2 and 3 to the consolidated financial statements, the Company changed, effective January 1, 2002, its method of accounting for goodwill and other intangible assets as required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As described in note 16, the accompanying 2003 and 2002 consolidated financial statements have been restated.

June 4, 2004, except for notes 15 and 16,

which are as of November 24, 2004

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2003 Restated	2002 Restated
ASSETS

Current assets:
Cash and cash equivalents	$1,507,000	$1,029,000
Receivables, net of allowance of $1,264,000 and $1,511,000	15,698,000	22,347,000
Inventories	2,482,000	2,960,000
Prepaid expenses	2,101,000	3,040,000
Other current assets	385,000	—
Income tax receivable - Canada	1,531,000	—
Assets held for sale	90,000	—
Deferred tax assets, net	—	76,000

Total current assets	23,794,000	29,452,000

Property and equipment, net	15,282,000	18,291,000
Goodwill	6,000,000	16,425,000
Other assets	3,332,000	3,094,000

Total assets	$48,408,000	$67,262,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Pre-petition current liabilities - not subject to compromise	$5,487,000	$—
Pre-petition current liabilities - subject to compromise	54,975,000	—
Current maturities of long-term debt	—	2,000,000
Current portion of capital lease obligations	—	85,000
Accounts payable	—	1,840,000
Accrued expenses and other		5,153,000
Income taxes payable	—	616,000

Total current liabilities	60,462,000	9,694,000
Long-term debt	—	38,553,000
Capital lease obligation	—	1,303,000
Deferred interest payable	—	7,338,000
Deferred tax liabilities	182,000	1,016,000

Total liabilities	60,644,000	57,904,000

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value. Authorized 120,000 shares; issued and outstanding 105,975 shares (liquidation preference of $10,598,000 at December 31, 2003)	—	—
Class A common stock, $0.001 par value. Authorized 13,800,000 shares; 130,025 shares issued and outstanding	—	—
Additional paid-in capital	27,545,000	27,545,000
Treasury stock	(12,000)	(12,000)
Accumulated deficit	(37,400,000)	(15,506,000)
Accumulated other comprehensive loss	(2,369,000)	(2,669,000)

Total stockholders’ equity (deficit)	(12,236,000)	9,358,000

Total liabilities and stockholders’ equity (deficit)	$48,408,000	$67,262,000

See accompanying notes to consolidated financial statements.

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENT OF OPERATIONS

	Years ended December 31,
	2003 Restated	2002 Restated	2001
Net sales	$100,280,000	$113,964,000	$111,716,000
Cost of sales	73,217,000	78,695,000	73,334,000

Gross profit	27,063,000	35,269,000	38,382,000

Selling, general and administrative expenses	31,356,000	29,006,000	30,428,000
Impairment of goodwill	10,425,000	—	—

Operating profit (loss)	(14,718,000)	6,263,000	7,954,000

Interest expense	(7,016,000)	(5,176,000)	(5,090,000)
Reorganization expense	(641,000)	—	—
Other income, net	31,000	100,000	48,000

Income (loss) from continuing operations before income tax provision (benefit)	(22,344,000)	1,187,000	2,912,000
Income tax provision (benefit)	(1,674,000)	1,923,000	572,000

Income (loss) from continuing operations	(20,670,000)	(736,000)	2,340,000
Loss (income) from discontinued operations, net of taxes	1,224,000	104,000	(377,000)

Net income (loss)	$(21,894,000)	$(840,000)	$2,717,000

See accompanying notes to consolidated financial statements.

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT) AND

ACCUMULATED OTHER COMPREHENSIVE LOSS

	Years Ended December 31,
	2003 Restated	2002 Restated	2001
PREFERRED STOCK:
Balance at beginning of year	$—	$—	$—

Balance at end of year	$—	$—	$—

CLASS A COMMON STOCK:
Balance at beginning of year	$—	$—	$—

Balance at end of year	$—	$—	$—

ADDITIONAL PAID-IN CAPITAL:
Balance at beginning of year	$27,545,000	$27,545,000	$25,045,000
Issuance of preferred stock	—	—	2,500,000

Balance at end of year	$27,545,000	$27,545,000	$27,545,000

ACCUMULATED DEFICIT:
Balance at beginning of year	$(15,506,000)	$(14,666,000)	$(17,383,000)
Net income (loss)	(21,894,000)	(840,000)	2,717,000

Balance at end of year	$(37,400,000)	$(15,506,000)	$(14,666,000)

ACCUMULATED OTHER COMPREHENSIVE LOSS
Balance at beginning of year	$(2,669,000)	$(1,339,000)	$(1,147,000)
Foreign currency translation adjustment	300,000	(1,330,000)	(192,000)

Balance at end of year	$(2,369,000)	$(2,669,000)	$(1,339,000)

TREASURY STOCK:
Balance at beginning of year	$(12,000)	$(12,000)	$(12,000)

Balance at end of year	$(12,000)	$(12,000)	$(12,000)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$(12,236,000)	$9,358,000	$11,528,000

See accompanying notes to consolidated financial statements.

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2003 Restated	2002 Restated	2001
Cash flows from operating activities:
Net income (loss) from continuing operations	$(20,670,000)	$(736,000)	$2,340,000
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Impairment of goodwill	10,425,000	—	—
Depreciation and amortization expense	5,735,000	4,162,000	4,208,000
Bad debt expense	1,312,000	695,000	447,000
Deferred income taxes	(758,000)	940,000	—
Amortization of deferred gain on sale-leaseback	(34,000)	(33,000)	(55,000)
Accretion of note discount	194,000	170,000	148,000
Effect of exchange rates on working capital	208,000	(1,022,000)	(425,000)
Changes in operating assets and liabilities
(Increase) decrease:
Accounts receivable	4,237,000	3,857,000	(6,675,000)
Inventories, net	337,000	(862,000)	155,000
Prepaid expenses and other current assets	332,000	(356,000)	591,000
Other assets	(2,785,000)	(325,000)	506,000
Increase (decrease):
Accounts payable and accrued expenses	3,347,000	(1,971,000)	(166,000)
Deferred interest payable	3,043,000	1,741,000	1,467,000
Income taxes payable	(225,000)	386,000	(1,107,000)

Net cash provided by continuing operating activities	4,698,000	6,646,000	1,434,000

Net cash provided by (used in) discontinued operating activities	121,000	(141,000)	325,000

Net cash provided by operating activities	4,819,000	6,505,000	1,759,000

Cash flows from investing activities:
Capital expenditures, net	(1,720,000)	(3,789,000)	(4,076,000)

Net cash used in investing activities	(1,720,000)	(3,789,000)	(4,076,000)

Cash flows from financing activities:
Issuance of preferred stock	—	—	2,500,000
Principal payments of capital lease obligations	(72,000)	(208,000)	(299,000)
Proceeds from sale-leaseback	—	—	1,515,000
Repayment of long-term debt	(2,641,000)	(36,829,000)	(4,750,000)
Proceeds from long-term debt	—	34,395,000	3,684,000

Net cash used in financing activities	(2,713,000)	(2,642,000)	2,650,000

Effect of exchange rate changes on cash	92,000	(97,000)	(16,000)

Net increase (decrease) in cash and cash equivalents	478,000	(23,000)	317,000
Cash and cash equivalents at beginning of year	1,029,000	1,052,000	735,000

Cash and cash equivalents at end of year	$1,507,000	$1,029,000	$1,052,000

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$2,461,000	$2,523,000	$2,949,000

Income taxes	$836,000	$817,000	$935,000

Supplemental disclosure of noncash activities:
Capital lease obligations incurred under sale-leaseback	$—	$—	$1,064,000

Deferred gain on sale-leaseback	$—	$—	$381,000

See accompanying notes to consolidated financial statements.

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY, VOLUNTARY REORGANIZATION UNDER CHAPTER 11, AND ABILITY TO CONTINUE OPERATIONS

The consolidated financial statements included herein reflect the operations of International Industrial Services, Inc., a Delaware corporation (IISI); Global Heat (1998), Inc., an Ontario Corporation, and Cooperheat-MQS, Inc. (fka MQS Inspection, Inc.), a Delaware corporation and survivor of a January 1, 1999 merger with Cooperheat, Inc., a New Jersey corporation and subsidiaries (CMI); Cooperheat-MQS of Canada, Ltd.; Cooperheat de Mexico, S.A. de C.V.; Cooperheat-MQS de Venezuela, C.A.; Cooperheat-MQS Trinidad Limited; Global Heat (U.K.) Limited, and Thermal Services (SA) (PTY) Ltd. (collectively, the Company).

CMI provides specialty inspection and treatment services to industrial and commercial customers in two primary areas: Nondestructive Examination (NDE) services and field-based Heat Treatment services. NDE services consist of a series of test methods used to determine the current physical characteristics and integrity of equipment or materials without causing any physical damage to the material. NDE is vital in preventing catastrophic failures in industrial and power plants, pipelines, and aircraft, and is an important component of regulatory compliance and regular maintenance in the petrochemical, oil refining, power generation, metals processing, and pulp/paper industries, among others. Field Heat Treatment services, which include electric resistance and gas-fired combustion, are primarily utilized by industrial users to cure coatings, expand metal parts for assembly or disassembly, remove moisture from components, and provide preheat and post-weld heat treatment. The field-based heat treatment market is primarily comprised of small to mid-sized contractors who provide site implementation services and equipment rental for heat treatment manufacturers and distributors. Operations are conducted in the United States and throughout Canada, Mexico, Venezuela, and Trinidad through wholly owned subsidiaries.

IISI, which was formed on May 15, 1997, acquired Cooperheat, Inc. and MQS Inspection, Inc. on June 30, 1997. The acquisitions were accounted for under the purchase method of accounting, and the purchase price was allocated to the respective assets acquired and liabilities assumed. As a result, the accumulated deficit of the Company reflects the results since the acquisition date.

Voluntary Reorganization under Chapter 11

On December 31, 2003 (the Petition Date), IISI and its U.S.-domiciled subsidiary CMI (collectively, the Debtor), which collectively possessed approximately 80% of the consolidated assets and generated approximately 89% of the consolidated revenues of the Company as of and for the year ended December 31, 2003, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code), in the United States Bankruptcy Court for the Southern District of Texas (the Bankruptcy Court). The Debtor is currently operating its businesses as debtor-in-possession in accordance with applicable provisions of the Bankruptcy Code and is subject to the jurisdiction of the Bankruptcy Court while a plan of reorganization is pursued. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor, including the liabilities subject to compromise. Many pre-petition liabilities may be subject to settlement or compromise under such a plan of reorganization. The bankruptcy cases are being jointly administered by the Bankruptcy Court under the case number 03-48272-H2-11 (the Chapter 11 Case). The Company’s foreign subsidiaries are not debtors in the Chapter 11 Case.

The filing of the bankruptcy petitions automatically stayed most legal actions against the Debtor, including actions to collect pre-petition indebtedness or to exercise control over the property in the Debtor’s estate. Proceedings against the Company’s other subsidiaries that have not filed bankruptcy petitions are not stayed. The Debtor is generally paying merchants and vendors for goods furnished and services provided after the Petition Date. Additionally, under the Bankruptcy Code, the Debtor is permitted in the course of the Chapter 11 Case to reject certain pre-petition executory contracts and unexpired leases. Certain pre-petition liabilities of the Debtor may not be subject to compromise in the Chapter 11 Case. In addition, liabilities of the Company’s subsidiaries that are not subject to the Chapter 11 Case cannot be compromised under the Chapter 11 Case.

After an extensive review of the Company’s financial condition and obligations, and consultation with its primary secured lender and committee of unsecured creditors, the Company has determined to seek a buyer to assure maximum distribution’ of value to all of its creditors. On May 24, 2004, the Bankruptcy Court heard and entered an order (the Bidding Procedures Order) approving the Company’s motion regarding its intent to market and sell the

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

assets of the estate pursuant to confirmation of a plan of reorganization, or sale order pursuant to Section 363 of the Bankruptcy Code. In accordance with the Bidding Procedures Order, all interested parties must deliver their bid proposals in writing to the Company and its professionals no later than July 16, 2004. An auction of the Company’s assets will be held on July 21, 2004. The Company expects that it will emerge from Chapter 11 by the end of the third quarter of 2004.

Debtor-in-Possession Financing

On February 25, 2004, the Company obtained a debtor-in-possession financing facility (the DIP Facility). The facility was for an aggregate principal amount not to exceed $15,000,000. The DIP Facility is a revolving credit advance, the amount of which is based on a certain percentage of the Company’s accounts receivables and inventory. The DIP Facility availability continues until the earlier of January 31, 2005 or the consummation of a plan of reorganization. The DIP Facility contains, among other things, covenants related to Maximum Capital Expenditures, Minimum EBITDAR, and Minimum Fixed Charge Coverage Ratio, as defined. There can be no assurance that the Company will remain in compliance with these covenants in the future.

Ability to Continue Operations

These Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of operations. The appropriateness of the going concern assumption is dependent upon, among other things, the successful completion of a plan of reorganization confirmed by the Bankruptcy Court, future profitable operations and the ability to generate sufficient cash from operations and obtain financing arrangements to meet obligations. If the going concern basis were not appropriate for these Consolidated Financial Statements, significant adjustments would need to be made to the carrying value of the assets and liabilities, the reported revenue and expenses, and the balance sheet classifications used.

If the Debtor successfully completes reorganization, the Company may be required to adopt fresh start accounting based on the outcome of the plan of reorganization. This accounting would require that assets and liabilities be recorded at fair value, based on values determined in connection with the reorganization. Certain reported asset and liability balances do not yet give effect to the adjustments that may result from the adoption of fresh start accounting and, as a result, would change materially.

New Accounting Treatment

The consolidated financial statements have been prepared in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7 (SOP 90-7), Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, and on a going-concern basis, which contemplates continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business.

SOP 90-7 requires that the financial statements for periods subsequent to the filing of a Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the operations of the business. Accordingly, revenues, expenses (including professional fees), realized gains and losses, and provisions for losses directly associated with the reorganization and restructuring of the business are reported separately in these consolidated financial statements. The Consolidated Balance Sheet distinguishes pre-petition liabilities subject to compromise from those pre-petition liabilities that are not subject to compromise. Liabilities subject to compromise are reported at the amounts expected to be allowed even if they may be settled for lesser amounts.

In addition, as a result of the Chapter 11 Case, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtor-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business, the Debtor may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

Pursuant to the Bankruptcy Code, the Debtor must file schedules with the Bankruptcy Court setting forth the assets and liabilities of the Debtor as of the Petition Date. Differences between amounts recorded by the Debtor and claims filed by creditors will be investigated and resolved as part of the Chapter 11 Case. The deadline for filing proofs of

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

claims with the Bankruptcy Court is June 2, 2004, except for governmental claims for which the deadline is June 28, 2004. In certain cases, the period in which creditors may file proofs of claims may be extended with the express approval of the Bankruptcy Court. Accordingly, the ultimate number and allowed amounts of such claims are not currently known.

The Company incurred $641,000 of reorganization expenses associated with the Debtor’s bankruptcy filing during 2003. These reorganization expenses were principally legal and other professional fees.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include all accounts of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, and valuation allowances for receivables, inventories, and deferred income tax assets. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when services are provided and upon shipment and transfer of risk of loss to buyer for equipment sales.

Inventories

Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. At December 31, 2003 and 2002, inventories consisted of:

	2003	2002
Raw materials	$1,136,000	$847,000
Component subassemblies	117,000	295,000
Finished goods	1,229,000	1,818,000

Total	$2,482,000	$2,960,000

Goodwill

Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The effect of SFAS No. 142 on the Company, which was adopted as of the beginning of 2002, included the elimination of the amortization of goodwill, and the identification of reporting units (defined as IISA, Global Heat, and CMI) for the purpose of testing for potential impairments of goodwill on an annual basis. Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally 25 years, and assessed for recoverability by determining whether the amortization of the goodwill balance over its remaining life could be recovered through undiscounted future operating cash flows of the acquired operation. Amortization expense for the year ended December 31, 2001 was $866,000.

The Company performed a review of goodwill during 2002 by comparing the fair value of the Company’s reporting units to the carrying value of the reporting units and no impairment was recorded at the implementation date of the new accounting standard. Had the adoption of SFAS No. 142 occurred at the beginning of 2001, selling, general, and administrative expenses would have been reduced by $866,000 for 2001. There would have been no effect on income tax expense due to the deferred tax valuation allowance. The following table reconciles previously reported net income as if the provisions of SFAS No. 142 were in effect in 2001:

2001
Reported net income	$2,717,000
Add back goodwill amortization	866,000

Adjusted net income	$3,583,000

Impairment of Long-Lived Assets

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale, and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company’s financial statements.

In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Goodwill and intangible assets not subject to amortization are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value.

Translation of Foreign Currencies

Substantially all assets and liabilities of the Company’s foreign subsidiaries are translated at year-end exchange rates. Revenue and expense accounts have been translated at the weighted average exchange rate during the period. Translation adjustments are not included in determining net income but are accumulated and reported as a component of accumulated other comprehensive loss. Any foreign currency transaction gains and losses are included in the consolidated statement of operations.

Deferred Financing Costs

Deferred financing costs of $2,845,000 and $3,094,000 at December 31, 2003 and 2002, respectively, are included in other assets and are being amortized through the maturity date of the related debt. Upon confirmation of a plan of reorganization, which is expected to occur by the end of the third quarter of 2004, these costs will be written off concurrent with the repayment and/or discharge of the related debt. The Company amortized approximately $893,000, $1,093,000 and $525,000 as interest expense during the years end 2003, 2002 and 2001, respectively. During 2002, the Company wrote off deferred financing costs of $332,000 in connection with the debt refinancing on November 26, 2002, which is included in the $1,093,000 in interest expense (see note 7).

Income Taxes

Income tax expense and related liabilities are computed on a consolidated basis and are accounted for under the asset and liability method of accounting for income taxes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and presentation of comprehensive income (loss) and its components. Comprehensive income (loss), consisting of net income (loss) and foreign currency translation adjustment is presented in the consolidated statements of stockholders’ equity and accumulated other comprehensive loss.

	Years Ended December 31,
	2003	2002	2001
Net income (loss)	$(21,894,000)	$(840,000)	$2,717,000
Other comprehensive income (loss)
Foreign currency translation adjustment	300,000	(1,330,000)	(192,000)

Comprehensive income (loss)	$(21,594,000)	$(2,170,000)	$2,525,000

Reclassification

Certain reclassifications were made to the 2002 amounts to conform to the 2003 financial statement presentation.

3. DISCONTINUED OPERATIONS

During 2003, the facts and circumstances surrounding the Company’s business plan to divest Cooperheat de Mexico, S.A. de C.V. (Cooperheat Mexico) were such that it met SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, guidelines requiring the operations to be accounted for as discontinued operations whose assets are held for sale. As such, the Company recorded the results of operations for Cooperheat Mexico as discontinued on the Consolidated Statement of Operations and recorded the related assets and liabilities of the business as “held for sale” on the 2003 Consolidated Balance Sheet. The carrying value of the assets of Cooperheat Mexico has been reduced to management’s estimate of fair value less estimated costs to sell by providing impairment charges totaling $1,066,000, which is included in loss from discontinued operations in 2003. The business divested generated revenue of approximately $357,000, $731,000 and $2,102,000, in 2003, 2002 and 2001, respectively, and loss from discontinued operations of $1,224,00 and $104,000 in 2003 and 2002, respectively, and income of

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

$377,000 in 2001. In May 2004, 100% of the capital stock of Cooperheat Mexico was sold for proceeds of $90,000 and the forgiveness of net intercompany payables to Cooperheat Mexico of approximately $246,000, which resulted in no gain or loss to the company.

4. GOODWILL

During 2003, slower than expected market recovery and continued decline in new power plant construction resulted in an overall reduction in the demand for the Company’s primary services. As a result the Company’s sales, operating profit, and cash flows were lower than expected in the second half of 2003. Based on that trend, the earnings forecast for the next five years was revised. In December 2003, a goodwill impairment of $10,425,000 was recognized in the CMI and Global Heat reporting units since the carrying amount of the reporting units were greater than the estimated fair value of the reporting units (as determined using an appraisal based on a discounted cash flow approach), and the carrying amount of the reporting units’ goodwill exceeded the implied fair value of that goodwill.

5. PROPERTY AND EQUIPMENT

Property and equipment are depreciated using straight-line and double declining balance methods over the estimated useful lives of the assets (ranging from 3 to 39 years for financial reporting purposes). Leasehold improvements are amortized using the straight-line method over the lesser of the remaining lease term or the estimated useful life of the related asset.

Property and equipment at December 31, 2003 and 2002 consist of the following:

	2003	2002
Land	$221,000	$221,000
Contract equipment	23,502,000	22,281,000
Furniture and fixtures	4,262,000	4,161,000
Shop and transportation equipment	977,000	956,000
Buildings and leasehold improvements	5,371,000	4,953,000
Vehicles	1,285,000	1,294,000
Construction in progress	—	92,000

Total	35,618,000	33,958,000
Less Accumulated depreciation	20,336,000	15,667,000

Property and equipment, net	$15,282,000	$18,291,000

6. PRE-PETITION LIABILITIES

Under Section 362 of the Bankruptcy Code, the filing of the voluntary petitions in the Chapter 11 Case automatically stayed most legal actions against the Debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property in the Debtor’s estate. Proceedings against the Company’s subsidiaries that have not filed bankruptcy petitions are not stayed. Absent an order of the Bankruptcy Court, many pre-petition liabilities of the Debtor are subject to compromise under the plan of reorganization. However, certain pre-petition liabilities of the Debtor may not be subject to compromise in the Chapter 11 Case. Liabilities of the Company’s other subsidiaries that have not filed bankruptcy petitions are not subject to compromise under the Chapter 11 Case.

Current Liabilities - Not Subject to Compromise

On a consolidated basis, recorded pre-petition liabilities that management believes may not be subject to compromise under the Chapter 11 Case as of December 31, 2003 totaled $5,487,000, including $844,000 of accounts payable and accrued expenses of entities not in reorganization proceedings, $2,019,000 of Bankruptcy Court approved pre-petition employee related payments, $1,055,000 of insurance premium liability, $611,000 of accrued taxes, and $958,000 of utilities and other accrued expenses.

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Current Liabilities - Subject to Compromise

The principal categories of claims classified as liabilities subject to compromise under reorganization proceedings are identified below. All amounts below may be subject to future adjustment depending on the Chapter 11 Case, further developments with respect to disputed claims or other events, including reconciliation of claims filed with the Bankruptcy Court to amounts recorded in the accompanying Consolidated Financial Statements, and the valuation of any collateral securing such claims. Additional pre-petition claims may arise from the rejection by the Debtor of existing executory contracts or unexpired leases. Under a confirmed plan of reorganization, all pre-petition claims subject to compromise may be paid and discharged at amounts substantially less than their allowed amounts. On a consolidated basis, recorded pre-petition liabilities subject to compromise in the Chapter 11 Case as of December 31, 2003, consisted of the following:

Secured long-term debt subject to compromise:
Working capital revolving line of credit	$8,025,000
Term loan A	6,000,000
Term loan B	15,702,000

Subtotal	29,727,000

Unsecured long-term debt subject to compromise:
Subordinated notes payable, net of unamortized discount of $919,000	9,081,000

Accounts payable and accrued expenses subject to compromise:
Accounts payable and accrued expenses	5,172,000
Deferred interest payable	9,679,000
Capital lease obligations	1,316,000

Subtotal	16,167,000

Total current liabilities - subject to compromise	$54,975,000

7. LONG-TERM DEBT

Long-term debt at December 31, 2003 and 2002 consists of:

	2003	2002
Working capital revolving line of credit (a)	$—	$8,666,000
Term loan A (a)	—	8,000,000
Term loan B (a)	—	15,000,000
Subordinated notes payable, net of unamortized discount of $1,113,000 in 2002 (b)	—	8,887,000

Total long-term debt	—	40,553,000
Less current maturities	—	2,000,000

Long-term debt, excluding current maturities	$—	$38,553,000

(a)	On November 26, 2002, the Company entered into a new credit agreement with a group of lenders (the New credit Agreement) which provides for financing under revolving and term credit facilities of up to $43,000,000.

On July 31, 2003, the Company executed the First Amendment to the Credit Agreement (Amended Senior Debt) to cure certain events of default that existed at December 31, 2002. The Amended Senior Debt required the Company to pay an additional default rate of interest of 2% per annum beginning January 1, 2003 through May 15, 2004, and required the Company to pay waiver and amendment fees of $150,000. The Amended Senior Debt waived all existing events of default prior to the effective date of the agreement and amended the financial covenants through the maturity date. The Amended Senior Debt also amended the interest rates and certain other defined terms in the New Credit Agreement.

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The revolving line of credit permits the Company to borrow up to $20,000,000 through November 1, 2006. As a result of the July 31, 2003 amendment, the revolving line of credit bore interest at Prime plus 4% or LIBOR plus 5.5% during 2003 (10% at December 31, 2003, which includes an additional 2% for default interest). During 2002, the interest rate was Prime plus 1.5% or LIBOR plus 3.0% (5.75% at December 31, 2002). The Company must pay an annual commitment fee of 0.5% on the unused portion of the commitment. Advances are governed by a borrowing base determined weekly and are limited to 80% of eligible accounts receivable and 50% of eligible inventory, as defined.

Term loan A requires repayment of $8,000,0000 in sixteen consecutive quarterly installments of $500,000 commencing on January 1, 2003, with final payment due on November 1, 2006. As a result of the July 31, 2003 amendment, Term loan A bore interest at Prime plus 4.5% or LIBOR plus 6.0% during 2003 (10.5% at December 31, 2003, which includes an additional default rate). During 2002, the interest rate was Prime plus 2.0% or LIBOR plus 3.5% (6.25% at December 31, 2002).

Term loan B requires repayment of $15,000,000 in two consecutive quarterly installments of $250,0000 commencing on July 31, 2004 and then in eight consecutive quarterly installments of $500,000 commencing on January 31, 2005, with final payment due on November 1, 2006. As a result of the July 31, 2003 amendment, Term loan B bore interest at the greater of the Bank of New York Prime rate plus 8.0% or 13.0% during 2003 (15.0% at December 31, 2003, which includes an additional default rate), of which 3% accumulates on the loan and is not paid until maturity. During 2002, the interest rate was the greater of the Bank of New York Prime rate plus 6.0% or 11.0% (11.0% at December 31, 2002), of which 3% accumulates on the loan and is not paid until maturity.

All borrowings under the New Credit Agreement are secured by first priority security interests on all property and equipment of the Company’s domestic and Canadian operations. In addition, all of the issued and outstanding capital stock of CMI and 66% of the issued and outstanding capital stock of CMI’s foreign subsidiaries, as defined in the Agreement, have been pledged as collateral.

The New Credit Agreement contains, among other things, covenants related to minimum net worth, EBITDA, interest coverage ratio, and fixed charge coverage ratio, and maximum leverage ratios, as defined. In addition, the New Credit Agreement limits, among other things, annual capital expenditures, additional indebtedness, sale of stock and assets, and dividend payments, as defined.

During 2003, the Company was in violation of certain financial covenants of the New Credit Agreement, as amended, and on December 31, 2003, IISI and CMI filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (see note 1).

(b)	On June 30, 1997, the Company issued $10,000,000 principal amount of 10% subordinated notes due June 30, 2007 (the Notes) under a Securities Purchase Agreement. Interest is payable quarterly in cash, provided the Company’s EBITDA exceeds certain thresholds, as defined in the Notes. At December 31, 2003 and 2002, the thresholds had not been reached, and $9,680,000 and $7,338,000 of interest had been deferred. The deferred interest payable bears interest at a rate of 10.0% per annum, compounded quarterly. The holders of the Notes also received warrants to purchase 230,675,000 shares of the Class A Common Stock at $.10 per share exercisable at any time through June 30, 2007. In connection with the issuance of the Notes, the Company recorded a discount of $1,820,000 representing the fair value of the warrants issued. The Company is amortizing the discount over the life of the notes using the effective interest rate method. Approximately $194,000, $170,000, and $148,000 of the discount was amortized to interest expense for the years ended December 31, 2003, 2002, and 2001, respectively.

On July 30, 1999, November 23, 1999, August 25, 2000, and March 27, 2001, the Company entered into various Amendments to the Securities Purchase Agreement for the subordinated notes modifying certain provisions of this agreement, which among other things, waived or otherwise cured defaults that existed as of their respective effective dates. Certain financial covenants have also been modified (including the elimination of the fixed charges ratio, leverage ratio, and trade payables covenants, and modification of the minimum net worth covenant), cash payment of interest on the Notes has been further restricted, and certain events of default have been waived. All such covenants continue to be more favorable than those in (a) above.

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At March 31, 2003, the Company was in violation of certain financial covenants under the Securities Purchase Agreement. On July 25, 2003, the Company executed the Eighth Amendment to the Securities Purchase Agreement (Amended Subordinated Debt). The Amended Subordinated Debt requires the Company to pay an additional default rate of interest of 4% per annum beginning April 1, 2003. Interest will accrue at the default rate until a ninth amendment is negotiated. The Amended Subordinated Debt waives all events of default prior to the effective date of the agreement and amends the financial covenants through the maturity date.

The Chapter 11 Case constitutes a default under the Company’s long-term debt agreements. At December 31, 2003, the total balance due under these agreements of $38,808,000 is included in pre-petition current liabilities - subject to compromise (see note 6).

8. PREFERRED STOCK

At December 31, 2003, the Company had outstanding 105,975 shares of Series A Preferred Stock with a par value of $0.001 per share and a liquidation preference of $100 per share. No new shares were issued during 2002 and 2003. The Series A Preferred Stock is convertible at any time, at the holder’s option, into 100 shares of Class A Common Stock (the Conversion Rate). With the occurrence of certain events, as defined, the Conversion Rate may be adjusted to prevent dilution. The Series A Preferred Stock has a mandatory conversion clause upon the consummation of a public offering, as defined, at the Conversion Rate in effect at such time.

9. LEASE COMMITMENTS

At December 31, 2003, the Company’s minimum rental payments due under noncancelable operating leases for various facilities, equipment, and vehicles for the next five years and thereafter are as follows:

Year ending December 31,
2004	$4,757,000
2005	3,280,000
2006	2,203,000
2007	1,255,000
2008	495,000
Thereafter	20,000

Total minimum payments	$12,010,000

Total rental expense for operating leases was $4,581,000, $4,667,000 and $5,522,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

In March 2001, the Company entered into a sale-leaseback transaction for certain property and building in Michigan for net proceeds of $1,515,000. The transaction was accounted for as a sale, and the Company recorded a $406,000 deferred gain on the sale. The leaseback for a term of twelve years is being accounted for as an operating lease with regards to the property and a capital lease with regards to the building. At December 31, 2003, the present value of minimum lease payments under all of the Company’s capital lease obligations was $1,316,000, which is classified as a pre-petition current liability - subject to compromise. At December 31, 2003, approximately $1,167,000 of assets under capital lease agreements is recorded in property, plant, and equipment and is being depreciated over the life of the leases. At December 31, 2002, the present value of minimum lease payments under all of the Company’s capital lease obligations was $1,388,000 of which $85,000 is classified as a current liability. At December 31, 2002, approximately $1,304,000 of assets under capital lease agreements is recorded in property, plant, and equipment and is being depreciated over the life of the leases.

As a result of the Chapter 11 Case, all of the Debtor’s operating and capital leases are subject to rejection at the Debtor’s election at any time up to the confirmation of a plan of reorganization.

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES

Total income tax expense (benefit) for the years ended December 31, 2003, 2002 and 2001 was allocated as follows:

	2003 Restated	2002 Restated	2001
Continuing operations	$(1,674,000)	$1,923,000	$572,000
Discontinued operations	1,000	(6,000)	57,000

Total income tax provision (benefit)	$(1,673,000)	$1,917,000	$629,000

The income tax provision (benefit) attributable to continuing operations consists of the following for the years ended December 31, 2003, 2002 and 2001:

	2003 Restated	2002 Restated	2001
Current
Federal	$—	$—	$—
State	—	—	—
Foreign	(916,000)	983,000	572,000

	(916,000)	983,000	572,000

Deferred	(758,000)	940,000	—

	$(1,674,000)	$1,923,000	$572,000

Income tax expense (benefit) attributable to continuing operations differed from the amounts computed by applying the statutory U.S. federal income tax rate as a result of the following:

	2003 Restated	2002 Restated	2001
Income tax (benefit) expense (at 34%)	$(7,597,000)	$404,000	$990,000
Meals and entertainment	156,000	195,000	311,000
Change in valuation allowance	1,868,000	1,811,000	(810,000)
Impairment of nondeductible goodwill	2,509,000	—	—
Deemed dividend income	1,277,000	—	—
Other, net	113,000	(487,000)	81,000

Income tax (benefit) expense	$(1,674,000)	$1,923,000	$572,000

Significant components of deferred tax assets (liabilities) consist of the following as of December 31, 2003 and 2002.

	2003 Restated	2002 Restated
Current deferred tax assets:
Accrued liabilities	$235,000	$245,000
Allowance for doubtful accounts	670,000	275,000
Foreign operations	—	109,000
Other	247,000	152,000

	1,152,000	781,000

Noncurrent deferred tax asset:
Net operating losses	8,814,000	7,802,000

Total deferred tax assets	9,966,000	8,583,000

Less valuation allowance	(9,699,000)	(7,831,000)

Net deferred tax assets	267,000	752,000

Noncurrent deferred tax liabilities
Goodwill	(182,000)	(940,000)
Tax over book depreciation	(267,000)	(752,000)

Total deferred tax liabilities	(449,000)	(1,692,000)

Net deferred tax liabilities	$(182,000)	$(940,000)

The valuation allowance for deferred tax assets as of December 31, 2003 was $9,699,000, a net increase of $1,868,000 from the valuation allowance at December 31, 2002. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the carryforward period in which certain of those temporary differences reverse.

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2003, the Company has approximately $25,924,000 of net operating loss carryforwards for federal income tax purposes. The net operating loss carryforwards are available to offset future federal taxable income, if any, through 2022.

11. COMMITMENTS AND CONTINGENT LIABILITIES

Lawsuits occasionally arise in connection with the Company’s business activities. It is not possible to predict the results of specific existing lawsuits; however, the Company’s management believes that the aggregate liability, if any, for these matters in excess of insurance will not be material to its financial position or results of operations.

12. EMPLOYEE BENEFIT PLANS

The Company maintains an employee retirement savings plan for all eligible employees. Company contributions under the plan are discretionary and are limited to 50% of the participants’ contributions up to 6% of participant’s compensation, as defined. Participants, however, may contribute up to 60% of their compensation, as defined, for the plan year. Company contributions of $578,000, $729,000 and $600,000 were charged to operations for the years ended December 31, 2003, 2002 and 2001, respectively.

13. RELATED PARTY TRANSACTIONS

During 2003, the Company had sales transactions totaling $33,000 and $18,000, respectively, with two companies affiliated with a member of the board of directors of IISI. All such sales were transacted on an arm’s length basis.

14. CONDENSED COMBINING FINANCIAL STATEMENTS

The following tables present the condensed combining financial statements of entities in reorganization proceedings and those not in reorganization proceedings as of and for the year ended December 31, 2003. Entities in reorganization proceedings include IISI and its U.S.-domiciled subsidiary, CMI (see note 1). Entities not in reorganization proceedings include Global Heat (1998), Inc. and all of CMI’s wholly owned foreign subsidiaries.

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Combining Balance Sheets

	Entities in reorganization proceedings Restated	Entities not in reorganization proceedings Restated	Eliminations	Combined totals Restated
Assets

Current assets:
Cash	$1,051,000	$456,000	$—	$1,507,000
Accounts receivable, less allowance for doubtful accounts	25,912,000	4,981,000	(15,195,000)	15,698,000
Inventories	1,389,000	1,093,000	—	2,482,000
Prepaid expenses and other assets	2,090,000	396,000	—	2,486,000
Income tax receivable - Canada	—	1,531,000	—	1,531,000
Assets held for sale	—	90,000	—	90,000

Total current assets	30,442,000	8,547,000	(15,195,000)	23,794,000

Property and equipment, net	13,851,000	1,431,000	—	15,282,000
Goodwill, net of accumulated amortization	6,000,000	—	—	6,000,000
Other Assets	17,814,000	193,000	(14,675,000)	3,332,000

	$68,107,000	$10,171,000	$(29,870,000)	$48,408,000

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Entities in reorganization proceedings Restated	Entities not in reorganization proceedings Restated	Eliminations	Combined totals Restated
Liabilities and Stockholder’s Equity (deficit)

Current liabilities:
Pre-petition current liabilities - not subject to compromise	$4,643,000	$844,000	$—	$5,487,000
Pre-petition current liabilities - subject to compromise	70,170,000	—	(15,195,000)	54,975,000

Total current liabilities	74,813,000	844,000	(15,195,000)	60,462,000
Deferred tax liabilities	182,000	—	—	182,000

Total liabilities	74,995,000	844,000	(15,195,000)	60,644,000

Stockholder’s equity (deficit):
Preferred stock, $0.001 par value	—	—	—	—
Class A common stock, $0.001 par value	—	—	—	—
Additional paid-in capital	47,912,000	3,451,000	(23,818,000)	27,545,000
Treasury stock	(12,000)	—	—	(12,000)
Accumulated earnings (deficit)	(56,020,000)	7,731,000	10,889,000	(37,400,000)
Accumulated other comprehensive income (loss):
Foreign currency translation adjustment	1,232,000	(1,855,000)	(1,746,000)	(2,369,000)

Total stockholder’s equity (deficit)	(6,888,000)	9,327,000	(14,675,000)	(12,236,000)

	$68,107,000	$10,171,000	$(29,870,000)	$48,408,000

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Combining Statement of Operations

	Entities in reorganization proceedings Restated	Entities not in reorganization proceedings Restated	Eliminations	Combined totals Restated
Net sales	$91,820,000	$11,332,000	$(2,872,000)	$100,280,000
Cost of sales	69,188,000	6,901,000	(2,872,000)	73,217,000

Gross profit	22,632,000	4,431,000	—	27,063,000
Selling, general, and administrative expenses	27,771,000	3,585,000	—	31,356,000
Impairment of goodwill	10,103,000	322,000	—	10,425,000

Operating profit (loss)	(15,242,000)	524,000	—	(14,718,000)

Interest expense	(7,016,000)	—	—	(7,016,000)
Reorganization expense	(641,000)	—	—	(641,000)
Other income (expense), net	(42,000)	73,000		31,000

Income (loss) from continuing operations before income tax provision (benefit)	(22,941,000)	597,000	—	(22,344,000)
Income tax provision (benefit)	(752,000)	(922,000)	—	(1,674,000)

Income (loss) from continuing operations	(22,189,000)	1,519,000	—	(20,670,000)

Loss from discontinued operations, net of taxes	—	1,224,000		1,224,000

Net income (loss)	$(22,189,000)	$295,000	$—	$(21,894,000)

15. SUBSEQUENT EVENTS

On August 6, 2004, the Bankruptcy Court entered an order approving the sale of the assets of the Company to Team, Inc. pursuant to an Asset Purchase Agreement. On August 11, 2004, Team, Inc. completed an acquisition of substantially all of the assets of the Company, including the capital stock of certain subsidiaries of the Company for cash consideration of $35 million, subject to a working capital adjustment, the assumption of certain liabilities including the assumption of $1.7 million in letters of credit and the issuance of warrants to purchase 100,000 shares of common stock, $.30 par value per share, of Team, Inc. at $65 per share.

16. RESTATEMENT OF FINANCIAL INFORMATION

Subsequent to the issuance of the Company’s 2003 consolidated financial statements, management became aware that the carrying value of the Company’s Mexico operations held for sale was overstated by $525,000. This error resulted in the Company not evaluating all available information regarding the fair value of these assets.

As described in note 2, on January 1, 2002, the Company adopted SFAS No. 142. Subsequent to the issuance of the Company’s consolidated financial statements, management became aware that the Company did not consider the impact of the adoption of this accounting standard on deferred taxes. At December 31, 2002, the Company had a deferred tax liability of $940,000 related to goodwill that was being used to offset deferred tax assets. As a result of the adoption of SFAS No. 142, the deferred tax liabilities recognized for the difference between the financial statement carrying amount and the tax basis of goodwill will not reverse in future periods, unless goodwill is determined to be impaired. Therefore, an additional deferred tax asset valuation allowance of $940,000 should have been recognized at December 31, 2002 as the deferred tax assets can no longer be supported by the reversal of the deferred tax liability related to goodwill.

As described in note 4, in December 2003, the Company recognized a goodwill impairment of $10,425,000, which resulted in a reduction of the Company’s deferred tax liability related to deductible goodwill from $940,000 at December 31, 2002 to $182,000 at December 31, 2003. Therefore, the Company’s deferred tax asset valuation allowance should have been reduced by $758,000 at December 31, 2003, after giving effect to the increase in the valuation allowance at December 31, 2002 described above.

Additionally, the Company had not allocated the valuation allowance for deferred tax assets on a pro rata basis. Therefore, the Company’s current deferred tax assets, including the effects of the tax entries above, were overstated by $449,000 and $1,616,000 at December 31, 2003 and 2002, respectively. The Company’s noncurrent deferred tax liabilities, including the effects of the tax entries above, were overstated by $267,000 and $676,000 at December 31, 2003 and 2002, respectively.

The inclusion of these items in the revised consolidated financial statements has the effect of decreasing total assets by $974,000 and $1,616,000 at December 31, 2003 and 2002, respectively, decreasing the net loss for 2003 by $233,000 and decreasing 2002 net income by $940,000.

The effects of these adjustments on the 2003 and 2002 consolidated financial statements are summarized in the following tables:

	December 31, 2003		December 31, 2002
	Originally Reported	Restated	Originally Reported	Restated
Assets held for sale	615,000	90,000	—	—
Deferred tax assets, net	449,000	—	1,692,000	76,000
Total current assets	24,768,000	23,794,000	31,068,000	29,452,000
Total assets	49,382,000	48,408,000	68,878,000	67,262,000
Deferred tax liabilities, net	449,000	182,000	1,692,000	1,016,000
Total liabilities	60,911,000	60,644,000	58,580,000	57,904,000
Accumulated deficit	(36,693,000)	(37,400,000)	(14,566,000)	(15,506,000)
Total stockholders’ equity (deficit)	(11,529,000)	(12,236,000)	10,298,000	9,358,000
Income (loss) from continuing operations before income tax provision (benefit)	(22,344,000)	(22,344,000)	1,187,000	1,187,000
Income tax provision (benefit)	(916,000)	(1,674,000)	983,000	1,923,000
Income (loss) from continuing operations	(21,428,000)	(20,670,000)	204,000	(736,000)
Loss from discontinued operations, net of taxes	699,000	1,224,000	104,000	104,000
Net income (loss)	(22,127,000)	(21,894,000)	100,000	(840,000)

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

	March 31, 2004	December 31, 2003 Restated
ASSETS

Current assets:
Cash and cash equivalents	$1,429,000	$1,507,000
Accounts receivable, net of allowance for doubtful accounts of $1,135,000 and $1,264,000	17,030,000	15,698,000
Inventories	2,247,000	2,482,000
Income tax receivable - Canada	1,531,000	1,531,000
Prepaid expenses and other current assets	2,418,000	2,486,000
Assets held for sale	90,000	90,000

Total current assets	24,745,000	23,794,000

Property, plant and equipment, net of accumulated depreciation of $21,132,000 and $20,336,000	14,496,000	15,282,000
Goodwill	4,280,000	6,000,000
Other assets	2,608,000	3,332,000

Total assets	$46,129,000	$48,408,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Current liabilities for entities not subject to reorganization proceedings	$962,000	$844,000
Post-petition current liabilities	6,001,000	—
Pre-petition current liabilities - not subject to compromise	1,408,000	4,643,000
Pre-petition current liabilities - subject to compromise	52,898,000	54,975,000

Total current liabilities	61,269,000	60,462,000

Deferred tax liabilities	182,000	182,000

Total liabilities	61,451,000	60,644,000

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value. Authorized 120,000 shares; issued and outstanding 105,975 shares (liquidation preference of $10,598,000 at December 31, 2003)	—	—
Class A common stock, $0.001 par value. Authorized 13,800,000 shares; 130,025 shares issued and outstanding	—	—
Additional paid-in capital	27,545,000	27,545,000
Treasury stock	(12,000)	(12,000)
Accumulated deficit	(40,490,000)	(37,400,000)
Accumulated other comprehensive loss	(2,365,000)	(2,369,000)

Total stockholders’ equity (deficit)	(15,322,000)	(12,236,000)

Total liabilities and stockholders’ equity (deficit)	$46,129,000	$48,408,000

See notes to consolidated condensed interim financial statements (unaudited).

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2004	2003
Net sales	$22,153,000	$27,735,000
Cost of sales	15,642,000	19,478,000

Gross profit	6,511,000	8,257,000

Selling, general and administrative expenses	5,969,000	7,058,000
Impairment of goodwill	1,720,000	—

Operating profit (loss)	(1,178,000)	1,199,000

Interest expense	460,000	1,303,000
Other income, net	(3,000)	(39,000)

Loss from continuing operations before reorganization items and income tax provision (benefit)	(1,635,000)	(65,000)
Reorganization items	1,477,000	—

Loss before income tax provision (benefit) and discontinued operations	(3,112,000)	(65,000)
Income tax provision (benefit)	(65,000)	78,000

Loss from continuing operations	(3,047,000)	(143,000)
Loss from discontinued operations, net of taxes	43,000	45,000

Net loss	$(3,090,000)	$(188,000)

See notes to consolidated condensed interim financial statements (unaudited).

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net loss from continuing operations	$(3,047,000)	$(143,000)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Impairment of goodwill	1,720,000	—
Reorganization expense	1,477,000	—
Depreciation and amortization expense	1,280,000	1,256,000
Bad debt expense	60,000	—
Loss on disposal of fixed assets and other	—	47,000
Change in assets and liabilities
(Increase) decrease:
Accounts receivable	(1,441,000)	(3,616,000)
Inventories	235,000	(265,000)
Prepaid expenses and other current assets	70,000	1,166,000
Other assets	487,000	(218,000)
Increase (decrease):
Accounts payable and accrued expenses	—	(765,000)
Accounts payable and accrued expenses for entities not subject to reorganization proceedings	126,000	—
Pre-petition accounts payable and accrued expenses	(3,655,000)	—
Post-petition accounts payable and accrued expenses	4,524,000	—
Other accrued liabilities	—	622,000

Net cash provided by (used in) continuing operating activities	1,836,000	(1,916,000)
Net cash used in discontinued operating activities	(8,000)	—

Net cash provided by (used in) operating activities	1,828,000	(1,916,000)

Cash flows from investing activities:
Capital expenditures	(256,000)	(205,000)

Net cash used in investing activities	(256,000)	(205,000)

Cash flows from financing activities:
Repayment of prepetition long term debt	(1,817,000)	—
Net proceeds from post petition term debt	167,000	—
Net proceeds from long term debt	—	1,499,000
Principal payments of capital lease obligations	—	(24,000)

Net cash provided by (used in) financing activities	(1,650,000)	1,475,000

Net decrease in cash and cash equivalents	(78,000)	(646,000)
Cash and cash equivalents at beginning of period	1,507,000	1,029,000

Cash and cash equivalents at end of period	$1,429,000	$383,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$116,000	$689,000

Cash paid during the period for income taxes	$—	$78,000

See notes to consolidated condensed interim financial statements (unaudited).

INTERNATIONAL INDUSTRIAL SERVICES, INC.

AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

NOTES TO INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

1.	Method of Presentation

General

The interim financial statements are unaudited, but in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in International Industrial Services, Inc.’s and Subsidiaries (“the Company”) December 31, 2003 audited financials as presented within this 8-K report.

Voluntary Reorganization under Chapter 11

On December 31, 2003 (the Petition Date), IISI and its U.S.-domiciled subsidiary CMI (collectively, the Debtor), which collectively possessed approximately 80% of the consolidated assets and generated approximately 89% of the consolidated revenues of the Company as of and for the year ended December 31, 2003, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code), in the United States Bankruptcy Court for the Southern District of Texas (the Bankruptcy Court). As of March 31, 2004, the Debtor was operating its businesses as debtor-in-possession in accordance with applicable provisions of the Bankruptcy Code and was subject to the jurisdiction of the Bankruptcy Court while a plan of reorganization was pursued. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor, including the liabilities subject to compromise. Many pre-petition liabilities were subject to settlement or compromise under a plan of reorganization. The bankruptcy cases were jointly administered by the Bankruptcy Court under the case number 03-48272-H2-11 (the Chapter 11 Case). The Company’s foreign subsidiaries were not debtors in the Chapter 11 Case.

The filing of the bankruptcy petitions automatically stayed most legal actions against the Debtor, including actions to collect pre-petition indebtedness or to exercise control over the property in the Debtor’s estate. Proceedings against the Company’s other subsidiaries that did not filed bankruptcy petitions were not stayed. The Debtor generally paid merchants and vendors for goods furnished and services provided after the Petition Date. Additionally, under the Bankruptcy Code, the Debtor was permitted in the course of the Chapter 11 Case to reject certain pre-petition executory contracts and unexpired leases. Certain pre-petition liabilities of the Debtor were not subject to compromise in the Chapter 11 Case. In addition, liabilities of the Company’s subsidiaries that were not subject to the Chapter 11 Case were not compromised under the Chapter 11 Case.

After an extensive review of the Company’s financial condition and obligations, and consultation with its primary secured lender and committee of unsecured creditors, the Company determined to seek a buyer to assure maximum distribution’ of value to all of its creditors. On May 24, 2004, the Bankruptcy Court heard and entered an order (the Bidding Procedures Order) approving the Company’s motion regarding its intent to market and sell the assets of the estate pursuant to confirmation of a plan of reorganization, or sale order pursuant to Section 363 of the Bankruptcy Code. In accordance with the Bidding Procedures Order, all interested parties were required to deliver their bid proposals in writing to the Company and its professionals no later than July 16, 2004. An auction of the Company’s assets was held on July 21, 2004.

On August 6, 2004, the Bankruptcy Court entered an order approving the sale of the assets of the Company to Team, Inc. pursuant to an Asset Purchase Agreement. On August 11, 2004, Team, Inc. completed an acquisition of substantially all of the assets of the Company, including the capital stock of certain subsidiaries of the Company for cash consideration of $35 million, subject to a working capital adjustment, the assumption of certain liabilities including the assumption of $1.7 million in letters of credit and the issuance of warrants to purchase 100,000 shares of common stock, $.30 par value per share, of Team, Inc. at $65 per share.

Debtor-in-Possession

Financing

On February 25, 2004, the Company obtained a debtor-in-possession financing facility (the DIP Facility). The facility was for an aggregate principal amount not to exceed $15,000,000. The DIP Facility was a revolving credit advance, the amount of which is based on a certain percentage of the Company’s accounts receivables and inventory. The DIP Facility availability continued until the earlier of January 31, 2005 or the consummation of a plan of reorganization.

Accounting Treatment

The interim consolidated condensed financial statements have been prepared in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7 (SOP 90-7), Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, and on a going-concern basis, which contemplates continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business.

SOP 90-7 requires that the financial statements for periods subsequent to the filing of a Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the operations of the business. Accordingly, revenues, expenses (including professional fees), realized gains and losses, and provisions for losses directly associated with the reorganization and restructuring of the business are reported separately in these interim consolidated condensed financial statements. The interim consolidated condensed balance sheets distinguishes pre-petition liabilities subject to compromise from those pre-petition liabilities that are not subject to compromise. Liabilities subject to compromise are reported at the amounts expected to be allowed even if they may be settled for lesser amounts.

In addition, as a result of the Chapter 11 Case, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtor-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business, the Debtor may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

Pursuant to the Bankruptcy Code, the Debtor was required to file schedules with the Bankruptcy Court setting forth the assets and liabilities of the Debtor as of the Petition Date. Differences between amounts recorded by the Debtor and claims filed by creditors will be investigated and resolved as part of the Chapter 11 Case. The deadline for filing proofs of claims with the Bankruptcy Court was June 2, 2004, except for governmental claims for which the deadline was June 28, 2004. In certain cases, the period in which creditors may file proofs of claims may be extended with the express approval of the Bankruptcy Court. Accordingly, the ultimate number and allowed amounts of such claims are not currently known.

The Company incurred $1,477,000 of reorganization expenses associated with the Debtor’s bankruptcy filing during the first quarter of 2004. These reorganization expenses were principally legal and other professional fees.

2.	Inventories

Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. At March 31, 2004 and December 31, 2003 inventories consisted of:

	March 31, 2004	December 31, 2003
Raw materials	$1,018,000	$1,136,000
Component subassemblies	108,000	117,000
Finished goods	1,121,000	1,229,000

Total	$2,247,000	$2,482,000

3.	Discontinued Operations

During 2003, the facts and circumstances surrounding the Company’s business plan to divest its subsidiary Cooperheat de Mexico, S.A. de C.V. (Cooperheat Mexico) were such that it met SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, guidelines requiring the operations to be accounted for as discontinued operations whose assets are held for sale. As such, the Company recorded the results of operations for Cooperheat Mexico as discontinued on the Consolidated Statement of Operations and recorded the related assets and liabilities of the business as “held for sale” on the December 31, 2003 Consolidated Balance Sheet. The carrying value of the assets were reduced to management’s best estimate of fair value less estimated costs to sell by recognizing an impairment charge of $1,066,000 in the year ended December 31, 2003. In May 2004, 100% of the capital stock of Cooperheat Mexico was sold for proceeds of $90,000 and the forgiveness of net intercompany payables to Cooperheat Mexico of approximately $246,000. The sale resulted in no gain or loss to the Company.

4.	Goodwill

At December 31, 2003 the Company recognized a goodwill impairment of $10,425,000 based on an appraised value of the Company of $36,300,000. At March 31, 2004 the company recognized an additional goodwill impairment of $1,720,000 based on the sale of substantially all of the Company’s assets to Team, Inc in August 2004 for $34,580,000.

5.	Pre-Petition Liabilities

Under Section 362 of the Bankruptcy Code, the filing of the voluntary petitions in the Chapter 11 Case automatically stayed most legal actions against the Debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property in the Debtor’s estate. Proceedings against the Company’s subsidiaries that have not filed bankruptcy petitions are not stayed. Absent an order of the Bankruptcy Court, many pre-petition liabilities of the Debtor are subject to compromise under the plan of reorganization. However, certain pre-petition liabilities of the Debtor may not be subject to compromise in the Chapter 11 Case. Liabilities of the Company’s other subsidiaries that have not filed bankruptcy petitions are not subject to compromise under the Chapter 11 Case.